UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2025

SOLITARIO RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-32978	84-1285791
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 534-1030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	XPL	NYSE American

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As further described in Item 5.07 below, at the Annual Meeting of Shareholders of Solitario Resources Corp. (“Solitario”) held on June 19, 2025, Solitario’s shareholders approved an amendment to Solitario’s Articles of Incorporation to increase the authorized number of shares of Solitario common stock to 200 million shares (the “Amendment”). The Amendment was filed with the Colorado Secretary of State on June 19, 2025, and was effective upon filing.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2025, Solitario held its Annual Meeting of Shareholders at which holders of 46,809,118 shares of common stock were present in person or by proxy. The four matters identified below were submitted to a vote of the shareholders. Each proposal is more fully described in the Solitario’s definitive Proxy Statement filed with the United States Securities Exchange Commission (the “SEC”) on April 28, 2025.

1.

Election of Directors. Six directors were elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified, with each director receiving the votes below:

 Number of Shares

Name	For	Withheld	Broker Non-Votes
John Labate	36,709,921 (95.86% of shares voting)	1,584,390	8,514,807
James Hesketh	28,812,899 (75.50% of shares voting)	9,381,412	8,514,807
Christopher E. Herald	37,923,481 (99.03% of shares voting)	370,830	8,514,807
Gil Atzmon	37,346,238 (97.52% of shares voting)	948,073	8,514,807
Joshua D. Crumb	37,393,704 (97.65% of shares voting)	900,607	8,514,807
Debbie Mino-Austin	37,318,979 (97.45% of shares voting)	975,332	8,514,807

2.

Advisory Vote on Executive Compensation: The shareholders approved the following resolution concerning the compensation of Solitario’s named executive officers, with 31,364,442 shares voting for (81.90% of shares voting), 678,139 shares voting against, 6,251,730 shares abstaining, and 8,514,807 broker non-votes.

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 28, 2025, pursuant to the compensation disclosure rules of the SEC set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2025 annual meeting.”

3.

Increase in the number of authorized shares: The shareholders approved an amendment to Solitario’s Articles of Incorporation to increase the number of authorized shares of Solitario’s common stock, par value $0.01 per share to 200,000,000 shares , with 39,518,949 shares voting for (84.43% of shares voting), 1,658,231 shares voting against and 5,631,938 shares voting to abstain.

4.

Appointment of Auditors. The appointment of Assure CPA, LLC as Solitario’s auditors for fiscal year 2025 was ratified, with 41,181,729 shares voting for (87.98% of shares voting), 29,922 shares voting against, 5,597,466 shares voting to abstain.

ITEM 7.01 Regulation FD Disclosure

On June 19, 2025, Solitario issued a press release announcing the results of the annual meeting of shareholders held on June 19, 2025. A copy of that press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

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ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment
99.1	Press Release, dated June 19, 2025, announcing the Voting Results of Solitario’s Annual Meeting held June 19, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 20, 2025

Solitario Resources Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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